Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS INC. REPORTS RESULTS FOR BOTH FOURTH QUARTER AND FULL YEAR 2015

•	Generated full year Pro Forma Adjusted Earnings per Share of $0.54

•	Signed 107 new franchise agreements in 2015, the largest number of signings since 2008

•	Franchise and other fee based revenue grew 11.5 percent for the year and 13.9 percent for the fourth quarter

•	Completed a $100 million share repurchase program, acquiring a total of 6.3 million shares

•	Repaid $153 million of long-term debt in 2015, including $135 million of voluntary prepayments

IRVING, Texas (February 24, 2016) – La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) today reported its fourth quarter and full year 2015 results on a historical basis, as well as the results of operations on a pro forma basis, giving effect to La Quinta’s initial public offering (IPO) in 2014 and the related transactions as described below.

Full Year 2015 Highlights:

•	Pro Forma Total Adjusted EBITDA increased 4.9 percent to $394.0 million, and Pro Forma Adjusted EBITDA margin increased 30 basis points

•	Pro Forma Franchise and Management Segment Adjusted EBITDA increased 8.4 percent to $114.6 million

•	Pro Forma Owned Hotel Segment Adjusted EBITDA increased 4.3 percent to $314.3 million

•	System-wide comparable RevPAR increased 3.5 percent, ADR increased 2.9 percent and occupancy increased 35 basis points

•	Pro Forma Adjusted Earnings per Share increased by $0.05 to $0.54; Historical Earnings per Share was $0.20

•	Pro Forma Adjusted Net Income increased 11.3 percent to $70.1 million; Historical Net Income was $26.4 million

•	Generated nearly $190 million in free cash flow in 2015; free cash flow represents cash flow from operations of $291 million less capital expenditures of $101 million

•	Open and operating franchise unit base grew 6 percent while the development pipeline increased by 10 percent

Fourth Quarter 2015 Highlights

•	Pro Forma Total Adjusted EBITDA decreased 2.1 percent to $78.0 million, and Pro Forma Adjusted EBITDA margin decreased 80 basis points

•	Pro Forma Franchise and Management Segment Adjusted EBITDA increased 8.9 percent to $27.3 million

•	Pro Forma Owned Hotel Segment Adjusted EBITDA decreased 4.0 percent to $60.4 million

•	System-wide comparable RevPAR decreased 0.3 percent, ADR increased 1.3 percent and occupancy decreased 102 basis points

•	Pro Forma Adjusted Earnings per Share decreased by $0.01 to $0.09; Historical Earnings per Share was $0.06

•	Pro Forma Adjusted Net Income decreased 6.3 percent to $11.3 million; Historical Net Income was $7.8 million

•

Opened 19 franchised hotels totaling approximately 1,600 rooms, including the seventh location in Mexico, and the first location in Alaska; Increased franchise pipeline to 228 hotels, representing over 20,500 additional rooms, including agreements to develop seven additional locations in Mexico

Overview

Keith A. Cline, President & Chief Executive Officer of La Quinta, said, “During the fourth quarter and throughout 2015, we continued to execute on our strategic priorities of achieving significant new unit growth in franchising, delivering strong and consistent free cash flow, and opportunistically unlocking value from the owned hotel portfolio. We continued to succeed in expanding our geographic presence with the opening of 19 franchised properties in the fourth quarter, including our first location in Alaska. We also continued to grow our pipeline during 2015, with our franchise development activity resulting in the highest number of franchise agreement signings for any year since 2008 with new locations signed in higher RevPAR markets such as New York, Pennsylvania, Virginia, and Oregon. The pipeline is geographically diverse with over 60% in locations outside of the Company’s top three states of Texas, Florida, and California, including the growth of our international presence with the execution of new franchise agreements for ten additional locations in Mexico during 2015.”

Mr. Cline continued, “During 2015, we successfully grew our system-wide comparable RevPAR by 3.5% and Pro Forma Adjusted EBITDA by 4.9% to $394 million during a year that faced several challenges, including the ongoing pressures from a prolonged and significant pull back in oil prices and production, the transition of our call center, and significant weather disruptions in Texas. The Company’s flexible business model of low fixed overhead costs in its owned units allowed for Pro Forma Adjusted EBITDA margin to increase 30 basis points notwithstanding these challenges.  These results translated to free cash flow generation of nearly $190 million in 2015 which was used to fund a portion of both the voluntary debt prepayment of $135 million as well as $100 million in share repurchases.  In the fourth quarter, we acquired 5.3 million shares, bringing the total number of shares repurchased to 6.3 million in 2015.”

The results of operations for the Company, on a pro forma basis and on a historical basis, for the three months ended December 31, 2015 include the following highlights (1) ($ in thousands, except per share amounts):

	Pro Forma			Historical
	Three months ended December 31,			Three months ended December 31,
	2015	2014	% chg	2015	2014	% chg
Total Revenue	$228,877	$228,222	0.3%	$228,877	$228,222	0.3%
Franchise and Management Segment Adj. EBITDA	27,253	25,025	8.9%	27,253	25,025	8.9%
Owned Hotels Segment Adj. EBITDA	60,356	62,841	-4.0%	60,356	62,841	-4.0%
Total Adj. EBITDA	77,971	79,630	-2.1%	77,971	79,630	-2.1%
Total Adj. EBITDA margin	34.1%	34.9%		34.1%	34.9%
Operating Income Margin	11.9%	16.3%		11.9%	9.7%

	Three Months Ended		Three Months Ended
	December 31, 2015		December 31, 2014		% Change
	Net Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS
Pro Forma Adjusted Net Income Attributable to La Quinta Holdings' stockholders(1)	$11,308	$0.09	$12,067	$0.10	-6.3%	-10.0%
Historical Net Income Attributable to La Quinta Holdings' stockholders	7,828	0.06	(4,193)	(0.03)	NM(2)	NM(2)

The results of operations for the Company, on a pro forma basis and on a historical basis, for the full year ended December 31, 2015 include the following highlights (1) ($ in thousands, except per share amounts):

	Pro Forma			Historical
	Year ended December 31,			Year ended December 31,
	2015	2014	% chg	2015	2014	% chg
Total Revenue	$1,029,974	$988,858	4.2%	$1,029,974	$976,938	5.4%
Franchise and Management Segment Adj. EBITDA	114,610	105,731	8.4%	114,610	94,002	21.9%
Owned Hotels Segment Adj. EBITDA	314,278	301,365	4.3%	314,278	312,067	0.7%
Total Adj. EBITDA	394,042	375,549	4.9%	394,042	369,889	6.5%
Total Adj. EBITDA margin	38.3%	38.0%		38.3%	37.9%
Operating Income Margin	13.0%	18.9%		12.4%	14.0%

	Year ended		Year ended
	December 31, 2015		December 31, 2014		% Change
	Net Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS
Pro Forma Adjusted Net Income Attributable to La Quinta Holdings' stockholders(1)	$70,147	$0.54	$63,018	$0.49	11.3%	10.2%
Historical Net Income Attributable to La Quinta Holdings' stockholders	26,365	0.20	(336,794)	(2.67)	NM(2)	NM(2)

(1)

Please see the schedules to this press release for a reconciliation of the pro forma financial information and adjusted results of operations. Pro forma information excludes adjustments that are not expected to have a continuing effect on the Company, and adjusted information is adjusted for certain special items, in each case as discussed in the schedules attached to this press release. Pro Forma Segment Adjusted EBITDA reflects intercompany fees charged to our owned hotels under new agreements entered into at the time of the IPO.

(2)	Changes in terms of percentages is not meaningful

Comparable hotel statistics	Three months ended December 31, 2015	Variance three months ended December 31, 2015 vs. 2014	Year ended December 31, 2015	Variance year ended December 31, 2015 vs. 2014
Owned Hotels
Occupancy	61.7%	-157 bps	67.0%	1 bps
ADR	$77.86	2.0%	$82.05	3.5%
RevPAR	$48.06	-0.5%	$54.95	3.5%
Franchised Hotels
Occupancy	63.2%	-37 bps	68.2%	76 bps
ADR	$86.75	0.4%	$91.08	2.2%
RevPAR	$54.82	-0.2%	$62.15	3.4%
System-wide
Occupancy	62.4%	-102 bps	67.5%	35 bps
ADR	$81.96	1.3%	$86.21	2.9%
RevPAR	$51.14	-0.3%	$58.23	3.5%

Development

The Company opened 19 franchised hotels with approximately 1,600 rooms in the fourth quarter and achieved net franchise unit growth of 13 hotels with approximately 1,100 rooms. Through December 31, 2015, the Company opened 47 franchised hotels with approximately 3,700 rooms and one temporary location. As of December 31, 2015, the Company had a pipeline of 228 franchised hotels totaling over 20,500 rooms, to be located in the United States, Mexico, Colombia, Nicaragua, Guatemala and Chile. The Company believes this pipeline represents a significant embedded growth opportunity for the brand.

The Company’s system-wide portfolio, as of December 31, 2015, is located across 48 states in the U.S., as well as in Canada, Mexico and Honduras. The portfolio includes:

	December 31, 2015		December 31, 2014
	# of hotels	# of rooms	# of hotels	# of rooms
Owned (1)	340	43,400	352	44,800
Joint Venture	1	200	1	200
Franchised	545	43,900	514	41,500
Totals	886	87,500	867	86,500

(1)	For December 31, 2015, Owned includes 13 hotels (1,500 rooms) designated as assets held for sale, which are subject to a definitive purchase agreement.

Owned Hotel Portfolio

During the third quarter, the Company entered into a definitive purchase and sale agreement for the sale of 24 of its owned hotels. Of the 24 hotels 11 were sold during the fourth quarter, and the Company expects to close the remaining 13 before the end of the first quarter of 2016. These 24 hotels contributed $9.6 million in adjusted EBITDA for the year ended December 31, 2015.The Company believes that a sale of these assets will have many benefits, including an aggregate sales price with an accretive EBITDA multiple, the opening of several markets to new franchise development as the majority of these hotels will be removed from the La Quinta system, improvement of key operating metrics, and provision of additional available cash.

Balance Sheet and Liquidity

As of December 31, 2015, the Company had approximately $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.3%, including the impact of an interest rate swap. During the year, as a result of the Company’s net debt, defined as total debt less cash, to Pro Forma Adjusted EBITDA ratio dropping below 4.5, the Company realized a 25 basis point reduction in the interest rate for its long-term debt. During the fourth quarter, the Company repurchased 5.3 million of its shares for an aggregate purchase price of $84 million, bringing the total amounts repurchased to approximately 6.3 million shares for an aggregate purchase price of $100 million in 2015.  Total cash and cash equivalents was $86.7 million as of December 31, 2015.

Outlook

Based upon management’s current estimates, which reflect expectations of a tough comparison given the Company’s very strong results in the first quarter of 2015 and the impact of the pullback of oil prices and production in the second half of 2015, the Company is introducing its guidance for full year 2016:

Guidance
RevPAR growth on a system-wide comparable hotel basis	1.0 percent to 3.0 percent
Pro forma Adjusted EBITDA	$367 million to $384 million
Franchise hotel openings	55 to 60

This outlook does not reflect the impact of any additional sales of owned hotels beyond the 13 remaining properties from the group of 24 properties we have previously discussed.

Webcast and Conference Call

La Quinta Holdings Inc. will host a conference call to discuss fourth quarter and full year 2015 results on Wednesday, February 24, 2016 at 5:00 p.m. Eastern Time. Participants may listen to the live webcast by dialing (877) 407-3982, or (201) 493-6780 for international participants, or by logging onto the La Quinta Investor Relations website at www.lq.com/investorrelations. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.

A replay of the call will be available from approximately 8 p.m. Eastern Time on February 24, 2016 through midnight Eastern Time on March 2, 2016. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13629955. The archive of the webcast will be available on the Company’s website for a limited time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the “Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as amended, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release including Adjusted EBITDA, Adjusted EBITDA margins, Segment Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share on both a pro forma and historical basis. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 880 properties representing approximately 87,400 rooms located in 48 states in the U.S., and in Canada, Mexico and Honduras. These properties operate under the La Quinta Inn & Suites™, La Quinta Inn™ and LQ HotelTM brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

From time to time, La Quinta may use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely accessible through and posted on our website at www.lq.com/investorrelations. In addition, you may automatically receive email alerts and other information about La Quinta when you enroll your email address by visiting the Email Notification section at www.lq.com/investorrelations.

Contacts:

Investor Relations

214-492-6896

investor.relations@laquinta.com

Media:

Phil Denning & Jason Chudoba

203-682-8200

Phil.Denning@icrinc.com

Jason.Chudoba@icrinc.com

LA QUINTA HOLDINGS INC.

EARNINGS RELEASE SCHEDULES

LA QUINTA HOLDINGS INC.

HISTORICAL STATEMENTS OF OPERATIONS

(unaudited, in thousands)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Revenues:
Room revenues	$194,465	$197,022	$887,358	$846,203
Franchise and other fee-based revenues	24,511	21,503	100,069	89,718
Other hotel revenues	4,657	4,727	19,343	19,536
	223,633	223,252	1,006,770	955,457
Brand marketing fund revenues from franchise and managed properties	5,244	4,970	23,204	21,481
Total revenues	228,877	228,222	1,029,974	976,938
Operating expenses:
Direct lodging expenses	96,053	93,275	398,828	378,705
Depreciation and amortization	42,692	43,197	174,985	173,145
General and administrative expenses	24,680	41,773	117,354	142,636
Other lodging and operating expenses	14,391	10,860	63,513	56,984
Marketing, promotional and other advertising expenses	12,776	11,991	69,810	62,161
Impairment loss	5,800	—	50,121	5,157
Loss on sale	—	—	4,088	—
	196,392	201,096	878,699	818,788
Brand marketing fund expenses from franchise and managed properties	5,244	4,970	23,204	21,481
Total operating expenses	201,636	206,066	901,903	840,269
Operating income	27,241	22,156	128,071	136,669
Other income (expenses):
Interest expense, net	(20,572)	(23,685)	(86,504)	(120,945)
Loss on extinguishment of debt, net	—	—	—	(2,030)
Other income (loss)	6,334	4,357	7,632	3,261
Total other income (expenses)	(14,238)	(19,328)	(78,872)	(119,714)
Income from continuing operations before income taxes	13,003	2,828	49,199	16,955
Income tax provision	(5,121)	(6,945)	(22,487)	(28,805)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	(321,054)
Net Income (Loss) from continuing operations, net of tax	7,882	(4,117)	26,712	(332,904)
Income (Loss) on discontinued operations, net of tax	—	—	—	(503)
Net income (loss)	7,882	(4,117)	26,712	(333,407)
Income from noncontrolling interests in continuing operations, net of tax	(54)	(76)	(347)	(3,890)
Income from noncontrolling interests in discontinued operations, net of tax	—	—	—	—
Net income attributable to noncontrolling interests	(54)	(76)	(347)	(3,890)
Amounts attributable to La Quinta Holdings’ stockholders
Income (loss) from continuing operations, net of tax	7,828	(4,193)	26,365	(336,794)
Income (loss) from discontinued operations, net of tax	—	—	—	(503)
Net income (loss) attributable to La Quinta Holdings’ stockholders	$7,828	$(4,193)	$26,365	$(337,297)

LA QUINTA HOLDINGS INC.

HISTORICAL STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Year ended December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$26,712	$(333,407)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	174,739	172,666
Amortization of other non-current assets	337	957
Amortization of intangible assets	937	1,075
Loss on extinguishment of debt, net	—	2,030
Interest expense added to long-term debt	—	18,601
Amortization of long-term debt reduction	—	(1,532)
(Gain) loss related to casualty disasters	1,824	(5,591)
Write off of deferred costs	18	—
Amortization of leasehold interests	(691)	(596)
Amortization of deferred costs	5,559	8,173
Impairment loss	50,121	5,308
Loss on sale or retirement of assets	4,533	177
Equity based compensation	21,603	57,983
Excess tax benefits from equity based compensation	(740)	(132)
Deferred taxes	16,898	22,980
Recognition of net deferred tax liabilities upon C-corporation conversion	—	321,054
Provision for doubtful accounts	2,198	1,904
Changes in assets and liabilities:
Accounts receivable	(2,255)	(2,853)
Other current assets	(21)	811
Receivables from affiliates	—	276
Other non-current assets	(1,410)	(510)
Accounts payable	272	(9,494)
Accrued payroll and employee benefits	(4,278)	8,894
Accrued real estate taxes	1,135	993
Accrued expenses and other liabilities	(8,035)	15,693
Other long-term liabilities	1,039	622
Net cash provided by operating activities	290,495	286,082
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(77,667)
Capital expenditures	(100,776)	(78,630)
Decrease in restricted cash	—	103,026
Decrease in investments	—	67
Insurance proceeds on casualty disasters	7,033	2,120
Purchase of intangible assets, net	—	—
Proceeds from sale of assets	37,576	7,053
Payment of franchise incentives	(30)	(400)
Decrease in other non-current assets	1,125	315
Net cash (used in) provided by investing activities	(55,072)	(44,116)

LA QUINTA HOLDINGS INC.

HISTORICAL STATEMENTS OF CASH FLOWS (continued)

(unaudited, in thousands)

	Year ended December 31,
	2015	2014
Cash flows from financing activities:
Proceeds from long-term debt	—	2,100,000
Repayment of long-term debt	(152,622)	(2,941,302)
Payment of deferred costs	—	(27,255)
Payment of original issue discount	—	(10,500)
Proceeds from issuance of common stock, net	—	697,978
Purchase of treasury stock	(106,167)	(1,533)
Excess tax benefits from equity based compensation	740	132
Distributions to members	—	(106)
Distributions to noncontrolling interests	(522)	(4,451)
Capital contributions	—	21,516
Net cash used in financing activities	(258,571)	(165,521)
Increase (decrease) in cash and cash equivalents	(23,148)	76,445
Cash and cash equivalents at the beginning of the year	109,857	33,412
Cash and cash equivalents at the end of the year	$86,709	$109,857

RECONCILIATIONS

Prior to the consummation of the IPO on April 14, 2014, the Company’s business was conducted, and the Company’s hotel properties were owned, through multiple entities including (i) the “La Quinta Predecessor Entities” which were entities under common control or otherwise consolidated for financial reporting purposes, and their consolidated subsidiaries and (ii) entities that owned 14 hotels (the “Previously Managed Portfolio”) managed by the La Quinta Predecessor Entities. In connection with the IPO, among other transactions, (i) the La Quinta Predecessor Entities were contributed to the Company, (ii) the La Quinta Predecessor Entities purchased the Previously Managed Portfolio, and (iii) the Company effected certain refinancing transactions (together with the IPO, the “IPO Transactions”).

The unaudited pro forma financial data for the three months and years ended December 31, 2015 and 2014 are presented as if the IPO Transactions all had occurred on January 1, 2014. The unaudited pro forma combined financial information excludes adjustments that are not expected to have a continuing effect on the Company. Excluded adjustments include the gains and losses related to the debt financing transactions, and the impact of the issuance of vested and unvested restricted stock at the time of the IPO related to long term incentives, as well as the impact of discontinued operations. Accordingly, the unaudited pro forma financial data is not necessarily indicative of our financial position or results of operations had the transactions described above for which we are giving pro forma effect actually occurred on the dates indicated.

The tables below provide a reconciliation of the pro forma financial information, including segment information, for the Company to the Company’s historical information, a reconciliation of Adjusted EBITDA to Net Income, both on a pro forma and historical basis, a reconciliation of Free Cash Flow to Net cash provided by operating activities, a reconciliation of Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share to Net Income and Earnings Per Share on a historical basis and a reconciliation of Pro Forma Adjusted EBITDA to Adjusted Pro Forma Net Income with respect to our outlook. We believe this financial information provides meaningful supplemental information because it reflects the combined business of the La Quinta Predecessor Entities and the Previously Managed Portfolio and the ongoing effects of the other IPO Transactions. We further believe the presentation of Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share provides meaningful information because it gives effect to the pro forma adjustments described above and excludes the impact of certain items that are not expected to have an ongoing effect on our operations. This represents how management views the business and reviews our operating performance. It is also used by management when publicly providing the business outlook.  We believe the presentation of Free Cash Flow provides meaningful information because it shows the amount of cash generated by the business that, after capital expenditures, can be used for strategic opportunities. See the definitions of “EBITDA”, “Adjusted EBITDA”, “Free Cash Flow”, “Pro Forma Adjusted Net Income” and “Pro Forma Adjusted Earnings Per Share” for a further explanation of the use of these measures.

PRO FORMA FINANCIAL INFORMATION AND NET INCOME RECONCILIATION

(unaudited, in thousands)

	Three months ended December 31, 2015			Three months ended December 31, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Room revenues	$194,465	$—	$194,465	$197,022	$—	$197,022
Franchise and other fee-based revenues	24,511	—	24,511	21,503	—	21,503
Other hotel revenues	4,657	—	4,657	4,727	—	4,727
	223,633	—	223,633	223,252	—	223,252
Brand marketing fund revenues from franchise and managed properties	5,244	—	5,244	4,970	—	4,970
Total revenues	228,877	—	228,877	228,222	—	228,222
Operating expenses:
Direct lodging expenses	96,053	—	96,053	93,275	—	93,275
Depreciation and amortization	42,692	—	42,692	43,197	(448)	42,749
General and administrative expenses	24,680	—	24,680	41,773	(14,489)	27,284
Other lodging and operating expenses	14,391	—	14,391	10,860	—	10,860
Marketing, promotional and other advertising expenses	12,776	—	12,776	11,991	—	11,991
Impairment loss	5,800	—	5,800	—	—	—
Loss on sale	-	—	-	—	—	—
	196,392	—	196,392	201,096	(14,937)	186,159
Brand marketing fund expenses from franchise and managed properties	5,244	—	5,244	4,970	—	4,970
Total operating expenses	201,636	—	201,636	206,066	(14,937)	191,129
Operating income	27,241	—	27,241	22,156	14,937	37,093
Other income (expenses):
Interest expense, net	(20,572)	—	(20,572)	(23,685)	256	(23,429)
Other income (loss)	6,334	—	6,334	4,357	—	4,357
Total other income (expenses)	(14,238)	—	(14,238)	(19,328)	256	(19,072)
Income from continuing operations before income taxes	13,003	—	13,003	2,828	15,193	18,021
Income tax provision	(5,121)	—	(5,121)	(6,945)	(264)	(7,209)
Income from continuing operations, net of tax	7,882	—	7,882	(4,117)	14,929	10,812
Net income	7,882	—	7,882	(4,117)	14,929	10,812
Income from noncontrolling interests in continuing operations, net of tax	(54)	—	(54)	(76)	—	(76)
Net income attributable to noncontrolling interests	(54)	—	(54)	(76)	—	(76)
Amounts attributable to La Quinta Holdings’ stockholders
Income from continuing operations, net of tax	7,828	—	7,828	(4,193)	14,929	10,736
Net income attributable to La Quinta Holdings’ stockholders	$7,828	$—	$7,828	$(4,193)	$14,929	$10,736

PRO FORMA FINANCIAL INFORMATION AND NET INCOME RECONCILIATION

(unaudited, in thousands)

	Year ended December 31, 2015			Year ended December 31, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Room revenues	$887,358	$—	$887,358	$846,203	$12,814	$859,017
Franchise and other fee-based revenues	100,069	—	100,069	89,718	(732)	88,986
Other hotel revenues	19,343	—	19,343	19,536	159	19,695
	1,006,770	—	1,006,770	955,457	12,241	967,698
Brand marketing fund revenues from franchise and managed properties	23,204	—	23,204	21,481	(321)	21,160
Total revenues	1,029,974	—	1,029,974	976,938	11,920	988,858
Operating expenses:
Direct lodging expenses	398,828	—	398,828	378,705	5,832	384,537
Depreciation and amortization	174,985	—	174,985	173,145	1,125	174,270
General and administrative expenses	117,354	(5,564)	111,790	142,636	(46,106)	96,530
Other lodging and operating expenses	63,513	—	63,513	56,984	944	57,928
Marketing, promotional and other advertising expenses	69,810	—	69,810	62,161	—	62,161
Impairment loss	50,121	—	50,121	5,157	—	5,157
Loss on sale	4,088	—	4,088	—	—	—
	878,699	(5,564)	873,135	818,788	(38,205)	780,583
Brand marketing fund expenses from franchise and managed properties	23,204	—	23,204	21,481	(321)	21,160
Total operating expenses	901,903	(5,564)	896,339	840,269	(38,526)	801,743
Operating income	128,071	5,564	133,635	136,669	50,446	187,115
Other income (expenses):
Interest expense, net	(86,504)	—	(86,504)	(120,945)	26,024	(94,921)
Loss on extinguishment of debt, net	—	—	—	(2,030)	2,030	—
Other income (loss)	7,632	—	7,632	3,261	—	3,261
Total other income (expenses)	(78,872)	—	(78,872)	(119,714)	28,054	(91,660)
Income from continuing operations before income taxes	49,199	5,564	54,763	16,955	78,500	95,455
Income tax provision	(22,487)	(1,748)	(24,235)	(28,805)	(9,377)	(38,182)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	(321,054)	321,054	—
Income (loss) from continuing operations, net of tax	26,712	3,816	30,528	(332,904)	390,177	57,273
Net income (loss) (1)	26,712	3,816	30,528	(332,904)	390,177	57,273
Income from noncontrolling interests in continuing operations, net of tax	(347)	—	(347)	(3,890)	3,489	(401)
Net income attributable to noncontrolling interests (1)	(347)	—	(347)	(3,890)	3,489	(401)
Amounts attributable to La Quinta Holdings’ stockholders
Income (loss) from continuing operations, net of tax	26,365	3,816	30,181	(336,794)	393,666	56,872
Net income (loss) attributable to La Quinta Holdings’ stockholders (1)	$26,365	$3,816	$30,181	$(336,794)	$393,666	$56,872
(1)	Excludes the impact of the Company’s discontinued operations on a historical and pro forma basis for the periods presented

PRO FORMA AND HISTORICAL ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Pro forma		Historical
	Three months ended December 31, 2015	Three months ended December 31, 2014	Three months ended December 31, 2015	Three months ended December 31, 2014
Operating income	$27,241	$37,093	$27,241	$22,156
Interest expense, net	(20,572)	(23,429)	(20,572)	(23,685)
Other income (loss)	6,334	4,357	6,334	4,357
Income tax provision	(5,121)	(7,209)	(5,121)	(6,945)
Income from noncontrolling interest	(54)	(76)	(54)	(76)
Net Income (Loss) Attributable to La Quinta Holdings’ stockholders	7,828	10,736	7,828	(4,193)
Interest expense	20,593	23,438	20,593	23,694
Income tax provision	5,121	7,209	5,121	6,945
Depreciation and amortization	42,928	42,978	42,928	43,426
Non-controlling interest	54	76	54	76
EBITDA	76,524	84,437	76,524	69,948
Fixed asset impairment loss	5,800	—	5,800	—
Loss on retirement of assets	284	177	284	177
Gain related to casualty disasters	760	(5,666)	760	(5,666)
Equity based compensation	2,350	3,815	2,350	18,304
Other (gains) losses, net	(7,747)	(3,133)	(7,747)	(3,133)
Adjusted EBITDA	$77,971	$79,630	$77,971	$79,630

PRO FORMA AND HISTORICAL ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Pro forma		Historical
	Year ended December 31, 2015	Year ended December 31, 2014	Year ended December 31, 2015	Year ended December 31, 2014
Operating income	$133,635	$187,115	$128,071	$136,669
Interest expense, net	(86,504)	(94,921)	(86,504)	(120,945)
Other income (loss)	7,632	3,261	7,632	3,261
Loss on extinguishment of debt, net	—	—	—	(2,030)
Income tax provision	(24,235)	(38,182)	(22,487)	(28,805)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	(321,054)
Income from noncontrolling interest	(347)	(401)	(347)	(3,890)
Loss on discontinued operations, net of tax	—	—	—	(503)
Net Income (Loss) Attributable to La Quinta Holdings’ stockholders	30,181	56,872	26,365	(337,297)
Interest expense	86,614	94,970	86,614	120,994
Income tax provision	24,235	38,182	22,487	28,805
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	321,054
Depreciation and amortization	176,263	175,262	176,263	174,137
Non-controlling interest	347	401	347	3,890
EBITDA	317,640	365,687	312,076	311,583
Fixed asset impairment loss	50,121	5,157	50,121	5,308
Loss on sale	4,088	—	4,088	377
Loss on retirement of assets	445	177	445	177
Gain related to casualty disasters	1,824	(6,764)	1,824	(6,772)
Loss on extinguishment of debt, net	—	—	—	2,030
Equity based compensation	13,250	11,850	18,814	58,007
Severance charges(1)	11,021	—	11,021	—
Other (gains) losses, net	(4,347)	(558)	(4,347)	(821)
Adjusted EBITDA	$394,042	$375,549	$394,042	$369,889

(1)

Charges of $8.0 million of cash and $3.0 million of non-cash, relating to the departure of the Company’s former President and Chief Executive Officer were recognized in general and administrative expenses during the year ended December 31, 2015.

PRO FORMA AND HISTORICAL SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Three months ended December 31, 2015			Three months ended December 31, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Owned hotels	$200,040	$—	$200,040	$202,497	$—	$202,497
Franchise and management	27,253	—	27,253	25,025	—	25,025
Segment revenues	227,293	—	227,293	227,522	—	227,522
Other fee-based revenues from franchise and managed properties	5,244	—	5,244	4,970	—	4,970
Corporate and other	28,607	—	28,607	28,751	—	28,751
Intersegment elimination	(32,267)	—	(32,267)	(33,021)	—	(33,021)
Total revenues	$228,877	$—	$228,877	$228,222	$—	$228,222
Adjusted EBITDA:
Owned hotels	$60,356	$—	$60,356	$62,841	$—	$62,841
Franchise and management	27,253	—	27,253	25,025	—	25,025
Segment Adjusted EBITDA	87,609	—	87,609	87,866	—	87,866
Corporate and other	(9,638)	—	(9,638)	(8,236)	—	(8,236)
Total Adjusted EBITDA	$77,971	$—	$77,971	$79,630	$—	$79,630

PRO FORMA AND HISTORICAL SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Year ended December 31, 2015			Year ended December 31, 2014
	Historical	Adjustments (1)	Pro Forma	Historical	Adjustments (1)	Pro Forma
Revenues:
Owned hotels	$911,491	$—	$911,491	$870,061	$10,929	$880,990
Franchise and management	114,610	—	114,610	94,002	11,729	105,731
Segment revenues	1,026,101	—	1,026,101	964,063	22,658	986,721
Other fee-based revenues from franchise and managed properties	23,204	—	23,204	21,481	(321)	21,160
Corporate and other	126,469	—	126,469	116,805	4,633	121,438
Intersegment elimination	(145,800)	—	(145,800)	(125,411)	(15,050)	(140,461)
Total revenues	$1,029,974	$—	$1,029,974	$976,938	$11,920	$988,858
Adjusted EBITDA:
Owned hotels	$314,278	$—	$314,278	$312,067	$(10,702)	$301,365
Franchise and management	114,610	—	114,610	94,002	11,729	105,731
Segment Adjusted EBITDA	428,888	—	428,888	406,069	1,027	407,096
Corporate and other	(34,846)	—	(34,846)	(36,180)	4,633	(31,547)
Total Adjusted EBITDA	$394,042	$—	$394,042	$369,889	$5,660	$375,549

(1)

Adjustments include (i) reflection of the results of operations of the 14 previously managed hotels which were acquired in connection with the IPO as if the acquisition had occurred on January 1, 2014; and (ii) reflection of franchise and management fees that we charge our owned hotels as if the rates put in place pursuant to new agreements dated April 14, 2014 had been in effect beginning on January 1, 2014. On a historical basis, prior to April 14, 2014 we charged aggregate fees of 2.0% (0.33% license fees for trademark rights and 1.67% management fee for management services) to our owned hotels. Effective April 14, 2014, we terminated the existing franchise and management agreements with our owned hotels and entered into new agreements, which provide for a franchise fee of 4.5% of gross room revenues and a management fee of 2.5% of total hotel revenues, which are reflected as revenue in the franchise and management segment. The agreements we entered into with our owned hotels upon effectiveness of the IPO also include a reservations fee of 2.0% of gross room revenues, which is reflected as revenue in corporate and other after April 14, 2014.

ADJUSTED NET INCOME AND

PRO FORMA AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share data)

	Three months ended December 31, 2015		Three months ended December 31, 2014

	Net Income	Basic and Diluted Earnings Per Share	Net Income	Basic and Diluted Earnings Per Share
Net Income Attributable to La Quinta Holdings' stockholders	$7,828	$0.06	$(4,193)	$(0.03)
Pro Forma Adjustments(1)	—	—	14,929	0.12
Pro Forma Net Income Attributable to La Quinta Holdings’ stockholders	$7,828	$0.06	$10,736	$0.09
Secondary offering expenses, net of tax (2)	—	—	1,331	0.01
Impairment loss, net of tax	3,480	0.03	—	—
Pro Forma Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$11,308	$0.09	$12,067	$0.10
Weighted average common shares outstanding, basic		125,327		127,978
Weighted average common shares outstanding, diluted		125,377		129,379
(1)	Refer to Pro Forma Financial Information and Net Income Reconciliation on page 11.
(2)

Expense was recognized in general and administrative expenses during the three months ended December 31, 2014 related to costs incurred in connection with the secondary equity offering by certain selling stockholders.

	Year ended December 31, 2015		Year ended December 31, 2014

	Net Income	Basic and Diluted Earnings Per Share (5)	Net Income	Basic and Diluted Earnings Per Share
Net Income (loss) Attributable to La Quinta Holdings' stockholders(1)	$26,365	$0.20	$(336,794)	$(2.67)
Pro Forma Adjustments(2)	3,816	0.03	393,666	3.12
Loss from discontinued operations, net of tax	—	—	503	—
Pro Forma Net Income Attributable to La Quinta Holdings’ stockholders	$30,181	$0.23	$57,375	$0.45
Secondary offering expenses, net of tax (3)	827	0.01	1,331	0.01
Severance charges, net of tax (4)	6,613	0.05	—	—
Impairment loss, net of tax	30,073	0.23	3,094	0.02
Loss on extinguishment of debt, net of tax	—	—	1,218	0.01
Loss on sale , net of tax	2,453	0.02	—	—
Pro Forma Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$70,147	$0.54	$63,018	$0.49
Weighted average common shares outstanding, basic		128,272		126,156
Weighted average common shares outstanding, diluted		129,172		126,964
(1)	Includes the impact of the Company’s discontinued operations on a historical basis for the periods presented.
(2)	Refer to Pro Forma Financial Information and Net Income Reconciliation on page 12.
(3)

Expense was recognized in general and administrative expenses during the years ended December 31, 2015 and 2014 related to costs incurred in connection with the secondary equity offering by certain selling stockholders.

(4)

Charges relating to the departure of the Company’s former President and Chief Executive Officer  of 4.8 million in cash and $1.8 million in non-cash, net of tax, were recognized in general and administrative expenses during the year ended December 31, 2015

(5)	Earnings per share presented above is diluted, basic earnings per share is greater by $0.01.

CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Year ended December 31,
	2015	2014
Net cash provided by operating activities	$290,495	$286,082
Capital expenditures	(100,776)	(78,630)
Free cash flow	$189,719	$207,452

PRO FORMA ADJUSTED EBITDA NON-GAAP RECONCILIATION

OUTLOOK: FORECASTED 2016

(unaudited, in thousands)

	Year Ended December 31, 2016
	Low Case	High Case
Adjusted Pro Forma Net income Attributable to La Quinta Holdings’ stockholders (1)	$67,560	$77,760
Interest expense (2)	82,000	82,000
Income tax provision	45,040	51,840
Depreciation and amortization	158,000	158,000
Non-controlling interest	500	500
Pro Forma EBITDA	353,100	370,100
Share based compensation expense (3)	13,900	13,900
Pro Forma Adjusted EBITDA	$367,000	$384,000

(1)

This table provides a reconciliation of forward-looking forecasted Adjusted EBITDA to adjusted pro forma net income attributable to La Quinta Holdings’ stockholders that excludes the impact of certain items that are not expected to have an ongoing effect on our operations.

(2)

Includes interest expense for $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.3%, including the impact of an interest rate swap, commitment fees for the undrawn balance of our revolving credit facility, and amortization of deferred financing costs.

(3)	Reflects share based compensation expense.

LA QUINTA HOLDINGS INC.

DEFINED TERMS

“EBITDA” and “Adjusted EBITDA.” Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many industries. We adjust EBITDA when evaluating our performance because we believe that the adjustment for certain items, such as restructuring and acquisition transaction expenses, impairment charges related to long-lived assets, non-cash equity-based compensation, discontinued operations, and other items not indicative of ongoing operating performance, including other items relating to the IPO Transactions, provides useful supplemental information to management and investors regarding our ongoing operating performance. We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

“Free Cash Flow” We define free cash flow as net cash provided by operating activities less capital expenditures. This Non-GAAP measure is not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. We consider free cash flow to be a liquidity measure that, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors about the amount of cash generated by the business that, after capital expenditures can be used for strategic opportunities including, among others, investing in the Company’s business, making strategic acquisitions, strengthening the balance sheet, repaying debt, paying dividends and repurchasing stock. Free cash flow should not be construed as an alternative to cash flows from operations or other cash flow measurements determined in accordance with GAAP.

“Free cash flow yield” is defined as cash from continuing operations less capital expenditures as a percentage of market capitalization computed on the last trading day of the quarter. Market capitalization is computed by multiplying the end of period stock price by the end of period shares outstanding.

“Pro Forma Adjusted Net Income” and “Pro Forma Adjusted Earnings Per Share” are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss), earnings per share, or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies.

Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations in a comparable format.

“ADR” or “average daily rate” means hotel room revenues divided by total number of rooms sold in a given period.

“comparable hotels” means hotels that: (i) were active and operating in our system for at least one full calendar year as of the end of the applicable period and were active and operating as of January 1st of the previous year; and (ii) have not sustained substantial property damage or business interruption or for which comparable results are not available. Management uses comparable hotels as the basis upon which to evaluate ADR, occupancy, RevPAR and RevPAR Index on a system-wide basis and for each of our reportable segments.

“occupancy” means the total number of rooms sold in a given period divided by the total number of rooms available at a hotel or group of hotels.

“RevPAR” or “revenue per available room” means the product of the ADR charged and the average daily occupancy achieved.

“RevPAR Index” measures a hotel’s fair market share of its competitive set’s revenue per available room.

“system-wide” refers collectively to our owned, franchised and managed hotel portfolios.